                                  Exhibit 23

                           Consent of Ernst & Young,
                              Independent Auditors




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

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mycogen Corporation 1992 Stock Purchase Plan and Restricted Stock Issuance Plan of our report dated October 11, 1996, with respect to the consolidated financial statements and schedule of Mycogen Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1996, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young
                                    -----------------
                                    ERNST & YOUNG LLP



San Diego, California
February 5, 1997

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